Exhibit 99.1
EZCORP INCREASES INVESTMENT IN FLORIDA AND CARIBBEAN;
EXPANDS PAWNBROKING FOOTPRINT TO INCLUDE LUXURY OFFERINGS
AUSTIN, Texas--(BUSINESS WIRE) -- EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawnbroking services in the United States and Latin America and retailer of pre-owned, name-brand merchandise, today announced two investments that highlight its continuing initiatives to expand its geographic footprint and broaden its pawnbroking offerings.
The Company recently increased its investment in Founders One, LLC, a private company that owns a majority interest in Simple Management Group, Inc. (SMG). This increased investment (comprised of a $15 million preferred equity contribution and a $15 million loan), along with other third-party financing secured by SMG, was used by SMG to acquire 100% of the outstanding capital stock of FFI Holdings, Inc., which owns 52 pawnbroking stores in Florida and Puerto Rico operating under the “La Familia” or “Family Financial” brand. That acquisition was completed on December 2, 2022, and with it, SMG now owns and operates a total of 73 pawnbroking stores (42 in the Caribbean and 31 in Florida). Additional information about the Company’s increased investment in Founders One can be found in its Current Report on Form 8-K, dated December 2, 2022, filed with the Securities and Exchange Commission.
EZCORP also recently acquired a luxury pawnbroking business in Las Vegas operating under the name “Max Pawn” and established a joint venture with Michael Mack, the former owner of Max Pawn. The joint venture will focus on the luxury goods space in Las Vegas and other selected markets across the U.S. In connection with the acquisition, Mr. Mack has joined EZCORP to lead the Company’s new Luxury Pawn Division.
“We continue to execute on exciting inorganic strategic opportunities to expand our core pawnbroking business in both existing and new geographic regions. Our increased investment in Founders One gives us enhanced exposure to the strategically important Caribbean region along with increased exposure to the Florida market,” said Lachie Given, Chief Executive Officer of EZCORP. “Additionally, our new Luxury Pawn Division will significantly enhance our existing pawnbroking offerings by providing dedicated and targeted focus on higher-end products in order to serve more customers, in more places, and in more categories. Together, these new investments strengthen and expand our pawnbroking offerings and broaden the geographic reach of our core pawnbroking business.”
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn operations and pre-owned merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Media Contact
EZCORP
Emily Metcalfe – Senior Manager, Corporate Communications
Phone: 512.673.9444
Email: media@ezcorp.com
Investor Contact
Email: Investor_Relations@ezcorp.com
Phone: 512.314.2220
Jean Marie Young
Managing Director, Three Part Advisors
Three Part Advisors
Email: jyoung@threepa.com
Phone: 631.418.4339